THE RBB FUND TRUST 40-APP

Exhibit 99(A)(1)

EXHIBIT A-1

THE RBB FUND TRUST

AUTHORIZATION TO FILE EXEMPTIVE ORDER
APPLICATION RELATING TO THE FUNDS

The undersigned, James G. Shaw, hereby certifies that he is the duly appointed Secretary of The RBB Fund Trust (the “Trust”); that, with respect to the attached application for exemption from the provisions of the Investment Company Act of 1940 (the “1940 Act”), the rules and forms thereunder and any amendments thereto (such application along with any future amendments, the “Application”), all actions necessary to authorize the execution and filing of the Application under the Amended and Restated Agreement and Declaration of Trust and By-Laws of the Trust have been taken and the person signing and filing the Application on behalf of the Trust is fully authorized to do so; and that the following is a complete, true and correct copy of the resolutions duly adopted by the Board of Trustees of the Trust on May 12-13, 2026, and that such resolutions have not been revoked, modified, rescinded, or amended and are in full force and effect:

RESOLVED, that the officers of The RBB Fund Trust (the “Trust”) be, and each hereby is, authorized to prepare or cause to be prepared, execute, and file with the Securities and Exchange Commission, an application, and any amendments thereto, for an order pursuant to Sections 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), for exemptions from various sections of the 1940 Act, including, but not limited to, Sections 15(a) of the 1940 Act, to permit its series advised by Millburn Ridgefield LLC, subject to the Board of Trustees of the Trust’s approval, to enter into and materially amend investment sub-advisory agreements without obtaining shareholder approval; and be it

FURTHER RESOLVED, that the officers of the Trust be, and each hereby is, authorized to take any and all actions that each of them, in his or her sole discretion, deems necessary and appropriate to carry out the intent and accomplish the purpose of the foregoing resolution.

By:	/s/ James G. Shaw
Name:	James G. Shaw
Title:	Secretary
Dated:	June 11, 2026